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                                                 EXHIBIT 1.2
             SOUTHERN CALIFORNIA EDISON COMPANY

                   UNDERWRITING AGREEMENT

                SUBORDINATED DEBT SECURITIES


To the Representatives named
   in Schedule I hereto
   of the Underwriters named
   in Schedule II hereto

Dear Sirs:

    Southern California Edison Company, a California corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters") for whom you are acting as representatives (the "Representatives"), the firm principal amount of securities plus such optional principal amount of securities, if any, as shall be identified in
Schedule I hereto (the "Securities"). The Securities will be issued under an indenture, dated as of May 1, 1995 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives," as used herein, shall each be deemed to refer to such firm or firms.

    1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

        (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (the file number of which is set forth in
    Schedule I hereto), which has become effective, for the registration under the Act of the Securities. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424(b) under the Act an amendment and supplement to the form of Prospectus included in such Registration Statement relating to the Securities and the plan of distribution thereof and has previously advised the Representatives of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so amended and supplemented) is hereinafter called the "Final Prospectus". Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424(b) is hereinafter called the "Preliminary Final Prospectus". Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
    Item 12 of Form S-3 which were filed under the Securities Exchange
    Act of 1934 (the "Exchange Act") on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement"
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    with respect to the Registration Statement, the Basic Prospectus, any
    Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

        (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus.

        (c) Since the respective dates as of which information is given in the Registration Statement and the Basic Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, stockholders' equity, business, properties or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Final Prospectus.

    2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

    3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in
Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters through the Representatives against payment of the purchase price thereof payable to the Company in the funds specified in Schedule I hereto at the Company's General Office, 2244 Walnut Grove Avenue,
Rosemead,  California   91770,  as   provided  in   Schedule  I  hereto.
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Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

    The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 3:00 PM, New York time, on the business day prior to the Closing Date.

    4. Agreements. The Company agrees with the several Underwriters that:

        (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or amendment or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished the Representatives a copy for the Representatives' review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission in accordance with the requirements of Rule 424(b). The Company will promptly advise the Representatives (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective,
    (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

        (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph
    (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

        (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

        (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final
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    Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

        (e) The Company agrees to use its best efforts to qualify the Securities and to assist in the qualification of the Securities by or on behalf of the Representatives or of any of one or more of the several Underwriters for sale under the laws of such States as the Representatives may designate, to maintain such qualifications in effect so long as required for the distribution of the Securities and to assist in the determination of the legality of the Securities for purchase by institutional investors under the laws of such States as the Representatives may designate; provided that the Company shall not be required to qualify as a foreign corporation in any State, or to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Securities.

        (f) Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or announce the offering of, any debt securities (i) covered by the Registration Statement or any other registration statement filed under the Act or (ii) to purchasers for resale in reliance on the exemption from registration under the Act provided by Rule 144A under the Act.

    5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

        (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed with the Commission in accordance with the requirements of Rule 424(b).

        (b) At or before the Closing Date, the Public Utilities Commission of the State of California and any other regulatory authority whose consent or approval shall be required for the issue and sale of the Securities by the Company as herein provided shall have entered an order or orders authorizing the issue and sale of the Securities by the Company on the terms set forth in the Final Prospectus and herein, and at the Closing Date such order or orders shall be in full force and effect.

        (c) At the Closing Date, the Representatives shall have received the written opinion, dated the Closing Date, of Bryant C. Danner, Senior Vice President and General Counsel, or Kenneth S. Stewart, Assistant General Counsel of the Company, to the effect that:

            (i) The Company is a corporation validly organized and existing in good standing under the laws of the State of California; the Company has full corporate power to own its properties and conduct its business as now being conducted; and the Company is duly qualified and in good standing as a foreign
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        corporation under the laws of the States of Arizona, Nevada, New
        Mexico and Utah;

            (ii) The Indenture has been duly authorized, executed and delivered, is qualified under the Trust Indenture Act, and is a legally valid and binding instrument, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally;

            (iii)The Securities have been duly authorized and, when executed, authenticated, issued and delivered against payment therefor in accordance with the Indenture and this Agreement, will constitute legally valid and binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Company in accordance with their terms, subject, as to enforcement, to the matters set forth in clause
        (ii) above and the Securities and the Indenture conform to the description in the Final Prospectus;

            (iv) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel: no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement and the Final Prospectus, and each amendment or supplement thereto, if any, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Trust Indenture Act, and the applicable published rules and regulations of the Commission thereunder and no facts have come to his attention which lead him to believe that the Registration Statement or the Final Prospectus, or any amendment or supplement thereto, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus, at the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the documents incorporated by reference in the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the applicable published rules and regulations of the Commission thereunder; the descriptions in the Registration Statement and the Final Prospectus of federal and state statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and he does not know of any legal or governmental proceedings required to be described in the Final Prospectus, which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need not pass upon the financial statements and other financial data contained in the Registration Statement or the Final Prospectus;
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            (v)  All legally required proceedings in connection with
        the authorization of the Securities, the issue and sale of the Securities by the Company pursuant hereto and the authorization of the transactions related to such authorization, issue and sale, and all such approvals, authorizations, consents or other orders of such public boards of bodies, if any, as may be legally required with respect to all or any of such matters, have been had or obtained, except that the offer and sale of the Securities in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions;

            (vi) The execution, delivery and performance of the Indenture and this Agreement, the issuance and sale of the Securities, and compliance with the terms and provisions hereof or thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the charter or bylaws of the Company, or, to his knowledge, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or its subsidiaries or any of its properties or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject; and

            (vii)This Agreement has been duly authorized, executed and delivered by the Company.

    In rendering the opinion called for above, Mr. Danner or Mr. Stewart, as the case may be, may rely upon appropriate certificates of public officials and officers or employees of the Company and the Trustee as to factual matters and upon opinions, dated the Closing Date, of Snell & Wilmer, Phoenix, Arizona, as to legal conclusions affected by the law of Arizona, upon opinions, dated the Closing Date, of Jeppson & Lee, a Nevada professional corporation, Reno, Nevada as to legal conclusions affected by the law of Nevada and upon opinions, dated the Closing Date, of Rodey, Dickason, Sloan, Akin & Robb, P.A., a New Mexico professional corporation, Albuquerque, New Mexico, as to legal conclusions affected by the law of New Mexico and (with regard to the interest of the Company and the rights of the Trustee in the New Mexico Generating Station and the easement and lease therefor) the laws of the United States and The Navajo Tribe of Indians, provided that he shall state that he believes that both he and the Representatives are justified in relying upon such certificates and opinions. As to all matters governed by New York law, Mr. Danner or Mr. Stewart, as the case may be, will rely upon the opinion of Gibson, Dunn & Crutcher.

    In rendering the opinion called for by clauses (ii) and (iii) above, Mr. Danner or Mr. Stewart, as the case may be, may state that he is expressing no opinion as to the availability of equitable remedies and may advise that a California court may not strictly enforce certain covenants of the Indenture or the Securities or allow acceleration of the due date of the Securities if it concludes that such enforcement or acceleration would be unreasonable under the then existing circumstances, although, in his opinion, acceleration would be available if an event of default occurs as a result of a material breach of a material covenant contained in the Indenture or the Securities.

        (d) The Representatives shall have received from Gibson, Dunn
    & Crutcher, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the
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    Securities, the Indenture, the Registration Statement, the Final
    Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

        (e) The Representatives shall have received certificates of the Chairman of the Board, the President or any Vice President of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus and this Agreement and that to the best of his knowledge after reasonable investigation:

            (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

            (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

            (iii)since the date of the most recent financial statements included in the Final Prospectus, there has been no material adverse change in the financial condition or results of operations of the Company, except as set forth in or contemplated in the Final Prospectus or as described in such certificate.

        (f) At the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives) dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and stating in effect that:

            (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

            (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committee of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the most recent audited financial statements incorporated in the Registration Statement and the Final Prospectus, nothing came to their attention which caused them to believe that:
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                 (1)    any unaudited financial statements included
            or incorporated in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q of the Company under the Exchange Act; and said unaudited financial statements are not fairly presented (except as permitted by Form 10-Q) in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus; or

                 (2) with respect to the period subsequent to the date of the most recent financial statements incorporated in the Registration Statement and the Final Prospectus, there were any decreases, at the date of the latest available unaudited financial statements prepared by the Company, in the stockholders' equity of the Company or any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt or capital stock of the Company (other than changes resulting from conversions of outstanding securities, drawdowns of and earnings on funds held in trust in connection with pollution control bonds and issuances of stock under existing stock plans) as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Final Prospectus, or for the period from the date of the most recent financial statements incorporated in the Registration Statement and the Final Prospectus to the date of the latest available unaudited financial statements prepared by the Company there were any decreases, as compared with the corresponding period in the preceding year, in total operating revenues or net income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

            (iii)they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, as amended, and the Final Prospectus, as amended or supplemented, including the information included or incorporated in Items 1, 2, 6, 7 and 11 of the Company's annual report on Form 10-K incorporated therein or in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in any of the Company's quarterly reports on Form 10-Q incorporated therein, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

    At the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives a letter or letters, in form and substance satisfactory to the Representatives, to the effect set forth in the introductory paragraph to this paragraph (f), in subparagraphs (i) and (ii) (1) above and, to the extent referring to information contained in Exchange Act
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reports incorporated in the Registration Statement and the Final Prospectus, in
subparagraph (iii) above.

        (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any material adverse change described in the certificate referred to in paragraph (e) of this Section 5,
    (ii) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 5 or (iii) any change, or any development involving a prospective change, in or affecting the financial position, stockholders' equity, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i), (ii) or (iii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement and the Final Prospectus.

        (h) Subsequent to the execution of this Agreement, there shall not have been any decrease in the ratings of any of the Company's debt securities by Moody's Investors Service, Inc. or Standard & Poor's Corporation.

        (i) At or prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request and such additional opinions and letters as are provided for in Schedule I.

    If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing.

    6. Conditions to the Obligations of the Company. The obligations of the Company to sell and deliver the Securities shall be subject to the condition that, at or before the Closing Date, the Public Utilities Commission of the State of California and any other regulatory authority whose consent or approval shall be required for the issue and sale of the Securities to the Underwriters as herein provided shall have entered an order or orders authorizing the issue and sale of the Securities on the terms set forth in the Final Prospectus and herein, and at the Closing Date such order or orders shall be in full force and effect.

    If the condition specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Company hereunder, except for the Company's obligations under Sections 7 and 8 hereunder, may be cancelled at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Representatives in writing or by telephone confirmed in writing.

    7. Reimbursement of Underwriters' Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses incurred by them in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate (including reasonable
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fees, and disbursements of counsel incurred in connection with such qualification and determination of eligibility) and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Securities and for expenses incurred in distributing the Prospectus and all supplements thereto, any preliminary prospectuses and any preliminary prospectus supplements to each Underwriter. If the sale of the Securities provided for herein is not consummated because (i) any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, (ii) any condition to the obligations of the Company set forth in Section 6 hereof is not satisfied, (iii) this Agreement is terminated pursuant to Section 10 hereof or (iv) the Company refuses, is unable or fails to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

    8.  Indemnification and Contribution.

        (a) The Company agrees to indemnify and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees periodically to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, and (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

        (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the second sentence of the fourth paragraph under the heading "Underwriting" in the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

        (c) Promptly after receipt by an indemnified party under subsection (a) or (b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause
    (i) or (iii). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Securities.

        (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph
    (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities referred to therein, the Company on the one hand and the Underwriters on the other hand shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject (i) in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities specified in Schedule I hereto and the Company is responsible for the balance or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price for the Securities referred to in clause (i) above, but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). Notwithstanding anything in this subsection (d) to the contrary, (x) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (y) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Underwriter, and each person who controls the

    Company within the meaning of either the Act or the Exchange Act, each officer of either of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (x) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this paragraph (d), except to the extent that the party or parties from whom contribution may be sought was prejudiced by the failure to so notify. No party shall be liable for contribution with respect to any action or claim settled without its consent. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligation and not joint.

    9.  Default by an Underwriter.

        (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may at their discretion arrange for themselves or another party or other parties satisfactory to the Company to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus or in any other documents or arrangements and the Company agrees to file promptly any amendments to the Registration Statement or the Final Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

        (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities but does not exceed fifty percent of the aggregate principal amount of all the Securities or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then, at the Company's option, (i) this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in
    Section 8 hereof, or (ii) the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such non-defaulting Underwriter agreed to purchase hereunder. Notwithstanding the foregoing, nothing contained in this
    Section 9(c) shall relieve a defaulting Underwriter from liability for its default.

        (d) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds fifty percent of the aggregate principal amount of all the Securities, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by this Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 8 hereof. Notwithstanding the foregoing, nothing contained in this Section 9(d) shall relieve a defaulting Underwriter from liability for its default.

    10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Common Stock of SCEcorp, a California corporation, shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Final Prospectus.

    11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

    12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telecopied and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 2244 Walnut Grove Avenue, Rosemead, California 91770, attention Vice President and Treasurer.

    13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

    14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

    15. Counsel for the Underwriters. As discussed in the Registration Statement, from time to time Gibson, Dunn & Crutcher performs legal services for the Company and its subsidiaries relating to special matters. The Company and each Underwriter hereby consent to Gibson, Dunn & Crutcher acting as counsel for the Underwriters in connection with the offer and sale of the Securities. The Company and each Underwriter hereby agree that if any dispute should arise between the Company and any Underwriter with respect to or arising out of this Agreement or the offer and sale of the Securities, Gibson, Dunn & Crutcher would not represent either the Company or the Underwriters in connection with such dispute.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                      Very truly yours,

                      SOUTHERN CALIFORNIA EDISON COMPANY



                      BY:
                          -----------------------------------------





The foregoing Agreement is hereby
confirmed and accepted as of the
date specified in Schedule I hereto.

BY:




BY:
    -------------------------------------------



For themselves and the other several
Underwriters, if any, named in Schedule
II to the foregoing Agreement.

                         SCHEDULE I



Underwriting Agreement dated

Registration Statement Nos.

Representatives and Address:






Title, Purchase Price and Description of Securities:

    Title:

    Firm Amount:

    Optional Securities:

    Purchase Price:

    Maturity:

    Interest:

    Sinking Fund Provisions:

    Optional Redemption:


Closing Date and Time:


Method of Payment:


Modification of items to be covered by the letter from Arthur Andersen LLP delivered pursuant to Section 5(f):


Items to be delivered pursuant to Section 5(i):
PAGE

                                 SCHEDULE II




                                Principal
                                 Amount             Aggregate Principal
                                 of Firm             Amount of Optional
                               Securities             Securities to be
                                  to be             Purchased if Maximum
     Underwriters               Purchased             Option Exercised
     ------------             ------------          ---------------------









                               ------------               -----------
  Total
                               ============               ===========